Exhibit 99.1

FOR IMMEDIATE RELEASE	Company Contact:	Agency Contact:
	Marty McDermut	Becky Herrick
	Vitesse Semiconductor	LHA
	www.vitesse.com	www.lhai.com
	+1.805.388.3700	+1.415.433.3777
	invest@vitesse.com	VTSS@lhai.com

Vitesse Reports First Quarter Fiscal Year 2014 Results

•                  Net revenues totaled $27.1 million including $2.2 million from intellectual property

•                  Product gross margins improved 5.3% sequentially to 57.1%

•                  New product revenue grew 81.5% year-to-year

•                  Total indebtedness reduced with $13.7 million convertible debt repurchase

CAMARILLO, Calif. –– Feb. 4, 2014 –– Vitesse Semiconductor Corporation (NASDAQ: VTSS), a leading provider of advanced IC solutions for Carrier and Enterprise networks, reported its financial results for the first quarter fiscal year 2014, ended December 31, 2013.

“We started strong in fiscal 2014, with net revenue of $27.1 million and exceeded our guidance for revenue, margins, and expenses,” said Chris Gardner, CEO of Vitesse. “New products delivered $8.9 million in revenue and intellectual property revenues were $2.2 million. Total gross margin reached 60.6% due to overall product mix combined with cost improvements. Additionally, we amended the terms of our senior secured term loan and reduced our total debt by $13.7 million, providing flexibility for accelerating new product revenue growth and increasing stockholder value.”

“We reiterate our financial goals for fiscal year 2014: to achieve non-GAAP operating profitability in the fiscal third quarter and to grow new product revenue to $55 million by year end.”

“This quarter, we launched CEServices™, the industry’s first field-proven, turnkey software solution for Carrier Ethernet service delivery. Already licensed by over 40 OEMs, CEServices fortifies our leading position in Ethernet-based ICs for 4G/LTE Mobile and Cloud Access for Carrier and Enterprise networks as well as creates access to adjacent markets, such as the Internet of Things.”

First Quarter Fiscal Year 2014 Financial Results Summary

•                  Total net revenue was $27.1 million, compared to $26.9 million in the fourth quarter of fiscal year 2013 and $25.7 million in the first quarter of fiscal year 2013.

•                  Product revenue was $24.9 million, compared to $26.5 million in the fourth quarter of fiscal year 2013 and $23.9 million in the first quarter of fiscal year 2013.

•                  The product lines contributed the following as a percentage of product revenue as compared to the fourth quarter of fiscal year 2013:

•                  Carrier networking products: 52.1% versus 55.8%

•                  Enterprise networking products: 47.3% versus 43.8%

•                  Intellectual property revenue totaled $2.2 million, compared to $420,000 in the fourth quarter of fiscal year 2013 and $1.8 million in the first quarter of fiscal year 2013.

•                  Product margins were 57.1%, compared to 51.8% in the fourth quarter of fiscal year 2013 and 54.1% in the first quarter of fiscal year 2013.

•                  Operating expenses were $18.6 million, compared to $17.6 million in the fourth quarter of fiscal year 2013 and $18.6 million in the first quarter of fiscal year 2013.

•                  Operating loss was $2.2 million, compared to operating loss of $3.5 million in the fourth quarter of fiscal year 2013 and operating loss of $3.8 million in the first quarter of fiscal year 2013.

•                  Non-GAAP operating loss was $861,000, compared to non-GAAP operating loss of $2.3 million in the fourth quarter of fiscal year 2013 and non-GAAP operating loss of $2.6 million in the first quarter of fiscal year 2013.

•                  Net loss was $5.4 million, or $0.09 per basic and fully diluted share. This compares to net loss of $5.8 million, or $0.10 per basic and fully diluted share, in the fourth quarter of fiscal year 2013, and net loss of $5.0 million, or $0.18 per basic and fully diluted share, in the first quarter of fiscal year 2013.

•                  Non-GAAP net loss was $2.4 million, or $0.04 per basic and fully diluted share, compared to non-GAAP net loss of $4.6 million, or $0.08 per basic and fully diluted share, for the fourth quarter of fiscal year 2013, and non-GAAP net loss of $4.6 million, or $0.16 per basic and fully diluted share, in the first quarter of fiscal year 2013.

Balance Sheet Data at Dec. 31, 2013 as Compared to Sept. 30, 2013

On Nov. 5, 2013, Vitesse strengthened its long-term working capital by amending its senior secured loan agreement and reducing total indebtedness by repurchasing $13.7 million of convertible second lien debentures.

•                  Cash balance was $48.4 million, compared to $68.9 million.

•                  Accounts receivable was $11.4 million, compared to $9.8 million.

•                  Inventory was $12.5 million, compared to $10.7 million.

Financial Outlook

For the second quarter of fiscal year 2014, ending March 31, 2014, Vitesse expects revenue to be in the range of $25.0 million to $27.5 million and product margins to be between 55% and 57%. GAAP operating expenses are expected to be between $18.5 million and $19.5 million.

February 4, 2014 Conference Call Information

A conference call is scheduled for today, February 4, 2014, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to report financial results for the first quarter of fiscal year 2014.

To listen to the conference call via telephone, dial 888.430.8705 (U.S. toll-free) or 719.325.2215 (International) and provide the passcode 6663122. Participants should dial in at least 10 minutes prior to the start of the call. To listen via the Internet, the webcast can be accessed through the investor section of the Vitesse corporate web site at www.vitesse.com.

The playback of the conference call will be available approximately two hours after the call concludes and will be accessible on the Vitesse corporate web site or by calling 877.870.5176 (U.S. toll-free) or 858.384.5517 (International) and entering the passcode 6663122. The audio replay will be available for seven days.

About Vitesse

Vitesse (NASDAQ: VTSS) designs a diverse portfolio of high-performance semiconductor solutions for Carrier and Enterprise networks worldwide. Vitesse products enable the fastest-growing network infrastructure markets including Mobile Access/IP Edge, Cloud Computing, SMB/SME Enterprise and IoT Networking. Visit www.vitesse.com or follow us on Twitter @VitesseSemi.

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Vitesse is a registered trademark and CEServices is a trademark of Vitesse Semiconductor Corporation in the United States and other jurisdictions. All other trademarks or registered trademarks mentioned herein are the property of their respective holders.

VTSS-F

Cautions Regarding Forward Looking Statements

All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements that are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” and similar terms, and variations or negatives of these words. Examples of forward-looking statements in this release include the Company’s financial outlook for its second fiscal quarter, first half and full year of fiscal 2014, projected revenues from new products and anticipated revenue growth. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that could affect the Company’s forward-looking statements include, among other things: identification of feasible new product initiatives, management of R&D efforts and the resulting successful development of new products and product platforms; acceptance by customers of the Company’s products; reliance on key suppliers; rapid technological change in the industries in which the Company operates; and competitive factors, including pricing pressures and the introduction by others of new products with similar or better functionality than the Company’s products. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

We provide non-GAAP measures of non-GAAP operating expenses, non-GAAP income (loss) from operations and non-GAAP net income (loss) as a supplement to financial results based on GAAP operating expenses, GAAP income (loss) from operations and GAAP net income (loss). The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. Management uses these measures internally to evaluate the Company’s in-period operating performance before taking into account these non-operating gains, losses and charges. In addition, the measures are used for planning and forecasting of the Company’s performance in future periods.

In deriving non-GAAP operating expenses from GAAP operating expenses, we exclude stock-based compensation charges and amortization of intangible assets. In deriving non-GAAP income (loss) from operations from GAAP income (loss) from operations, we exclude stock-based compensation charges and amortization of intangible assets. In deriving non-GAAP net income (loss) from GAAP net income (loss), we further exclude loss on extinguishment of debt and gain on the embedded derivative. Stock-based compensation charges, amortization of intangible assets, loss on extinguishment of debt, and gain on the embedded derivative represent charges that recur in amounts unrelated to the Company’s operations.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. Non-GAAP operating expenses, Non-GAAP income (loss) from operations and Non-GAAP net income (loss) are in addition to, and are not a substitute for or superior to, operating expenses, income (loss) from operations and net income (loss), which are prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. A detailed reconciliation of the non-GAAP measures to the most directly comparable GAAP measure is set forth below. Investors are encouraged to review these reconciliations to appropriately incorporate the non-GAAP measures and the limitations of these measures into their analyses. For complete information on stock-based compensation, amortization of intangible assets, loss on extinguishment of debt, and the change in the fair value of our embedded derivatives, please see our Form 10-Q for the quarterly period ended December 31, 2013 and Form 10-K for the year ended September 30, 2013.

VITESSE SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2013	2013
	(in thousands, except par value)
ASSETS
Current assets:
Cash	$48,355	$68,863
Accounts receivable, net	11,406	9,807
Inventory, net	12,544	10,692
Prepaid expenses and other current assets	2,946	1,897
Total current assets	75,251	91,259
Property, plant and equipment, net	3,559	3,107
Other intangible assets, net	1,169	1,170
Other assets	3,372	3,425
	$83,351	$98,961
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,449	$7,436
Accrued expenses and other current liabilities	11,422	12,245
Current portion of debt, net	31,694	—
Deferred revenue	2,728	2,215
Total current liabilities	55,293	21,896
Other long-term liabilities	374	407
Long-term debt, net	16,163	16,366
Convertible subordinated debt, net	—	44,384
Total liabilities	71,830	83,053

Stockholders’ equity:
Preferred stock, $0.01 par value: 10,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value: 250,000 shares authorized; 57,829 and 57,545 shares outstanding at December 31, 2013 and September 30, 2013, respectively	578	575
Additional paid-in-capital	1,892,642	1,891,661
Accumulated deficit	(1,881,699)	(1,876,328)
Total stockholders’ equity	11,521	15,908
	$83,351	$98,961

VITESSE SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
	2013	2012
	(in thousands, except per share data)
Net revenues:
Product revenues	$24,863	$23,905
Intellectual property revenues	2,220	1,822
Net revenues	27,083	25,727
Costs and expenses:
Cost of product revenues	10,676	10,975
Engineering, research and development	10,679	10,504
Selling, general and administrative	7,854	7,970
Amortization of intangible assets	88	97
Costs and expenses	29,297	29,546
Loss from operations	(2,214)	(3,819)
Other expense (income) :
Interest expense, net	1,704	1,970
Gain on compound embedded derivative	—	(803)
Loss on extinguishment of debt	1,594	—
Other expense (income), net	61	(31)
Other expense, net	3,359	1,136
Loss before income tax (benefit) provision	(5,573)	(4,955)
Income tax provision (benefit)	(202)	77
Net loss	$(5,371)	$(5,032)

Net loss per common share - basic and diluted	$(0.09)	$(0.18)
Weighted average common shares outstanding - basic and diluted	57,610	28,059

VITESSE SEMICONDUCTOR CORPORATION

UNAUDITED RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

	Three Months Ended
	December 31, 2013	December 31, 2012	September 30, 2013
	(in thousands, except per share data)

UNAUDITED RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS

GAAP net loss	$(5,371)	$(5,032)	$(5,765)

Adjustments:
Stock-based compensation charges	1,265	1,143	1,091
Amortization of intangible assets	88	97	81
Gain on compound embedded derivative	—	(803)	—
Loss on extinguishment of debt	1,594	—	—
Total GAAP to non-GAAP adjustments	2,947	437	1,172

Non-GAAP net loss	$(2,424)	$(4,595)	$(4,593)

Net loss per common share - basic and diluted:
GAAP net loss per common share	$(0.09)	$(0.18)	$(0.10)
Adjustments	0.05	0.02	0.02
Non-GAAP net loss per common share	$(0.04)	$(0.16)	$(0.08)

UNAUDITED RECONCILIATION OF GAAP LOSS FROM OPERATIONS TO NON-GAAP LOSS FROM OPERATIONS

GAAP loss from operations	$(2,214)	$(3,819)	$(3,492)
Adjustments:
Stock-based compensation charges	1,265	1,143	1,091
Amortization of intangible assets	88	97	81
Total GAAP to non-GAAP adjustments	1,353	1,240	1,172

Non-GAAP loss from operations	$(861)	$(2,579)	$(2,320)

UNAUDITED RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

GAAP operating expenses:
Engineering, research and development	$10,679	$10,504	$9,940
Selling, general and administrative	7,854	7,970	7,593
Amortization of intangible assets	88	97	81
Total GAAP operating expenses	18,621	18,571	17,614
Adjustments:
Stock-based compensation charges	1,081	989	939
Amortization of intangible assets	88	97	81
Total GAAP to non-GAAP adjustments	1,169	1,086	1,020

Non-GAAP operating expenses	$17,452	$17,485	$16,594